                                                                  Exhibit 99(a)

                       JOHNSON & HIGGINS AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1996
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Johnson & Higgins:

We have audited the accompanying consolidated balance sheet of Johnson & Higgins (a New Jersey corporation) and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Johnson & Higgins and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
New York, New York
March 11, 1997

                       JOHNSON & HIGGINS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996

(In thousands)

ASSETS                                                                    1996
------                                                                   ------
CURRENT ASSETS:
Cash and cash equivalents
   Operating funds                                                      $250,288
   Premium funds                                                         462,112
   Trustee accounts                                                        5,911
                                                                      ----------
                                                                         718,311
Marketable securities
   Operating funds                                                         8,000
   Premium funds                                                          50,063
                                                                      ----------
                                                                          58,063
Commissions, insurance premiums, reinsurance
   balances and consulting fees receivable                               966,119
Other current assets                                                      68,869
                                                                      ----------
   Total Current Assets                                                1,811,362

Investments segregated to fund non-qualified retirement plans             76,914
Investments in affiliates                                                 38,280
Loan receivable                                                           13,020
Deferred Income Tax asset                                                 54,902
Fixed Assets, net                                                        168,430
Intangible Assets,  net                                                  246,768
                                                                      ----------
   Total Assets                                                       $2,409,676
                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Insurance premiums and reinsurance balances payable                   $1,301,063
Funds held for insureds                                                    5,911
Accrued expenses                                                         132,687
Income and other taxes payable                                            28,204
Notes payable                                                              3,926
Other current liabilities                                                 91,508
                                                                      ----------
   Total Current Liabilities                                           1,563,299

Long-term debt                                                           130,813
Accrued Retirement Benefits                                              141,474
Postretirement Benefits Other than Pensions                               44,383
Other Long-term Liabilities                                               40,473
Minority Interests                                                        27,048

Total Stockholders' Equity                                               462,186
                                                                      ----------
   Total Liabilities & Stockholders' Equity                           $2,409,676
                                                                      ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       JOHNSON & HIGGINS AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

(In thousands)                                                           1996
                                                                        ------

REVENUES:
 Commissions and fees                                                $1,106,535
  Investment Income
   Operating Funds                                                       18,258
   Premium Funds                                                         28,603
 Other                                                                    9,381
                                                                     ----------
                                                                      1,162,777
                                                                     ----------

EXPENSES:
 Compensation and Benefits                                              685,730
 Selling, General and Administrative                                    341,133
 Interest Expense                                                        12,370
                                                                     ----------
                                                                      1,039,233
                                                                     ----------

     Income Before Taxes                                                123,544

PROVISION FOR INCOME TAXES                                              (46,728)

MINORITY INTEREST IN INCOME OF
   SUBSIDIARIES                                                          (5,811)

EQUITY IN INCOME OF AFFILIATES                                            3,190
                                                                     ----------

NET INCOME                                                              $74,195
                                                                     ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       JOHNSON & HIGGINS AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996

(In thousands, except share information)                                 1996
                                                                        ------
CAPITAL STOCK/ADDITIONAL PAID-IN CAPITAL
($1 par value, 100,000 shares authorized, 83,240 shares issued, including 28,275 shares in treasury)
  Balance, beginning of year                                            $31,965
  Issuance of Capital Stock, net of repurchases                              11
  Tax Effect of Distributions                                             5,884
                                                                       --------
    Balance, end of year                                                $37,860
                                                                       ========

RETAINED EARNINGS
  Balance, beginning of year                                           $378,714
  Net Income                                                             74,195
  Cash Distributions                                                    (16,939)
                                                                       --------
    Balance, end of year                                               $435,970
                                                                       ========

CUMULATIVE TRANSLATION ADJUSTMENTS
  Balance, beginning of year                                           $(14,852)
  Translation Adjustments                                                (5,693)
                                                                       --------
    Balance, end of year                                               $(20,545)
                                                                       ========

NET UNREALIZED INVESTMENT GAIN
  Balance, beginning of year                                            $14,500
  Realized Gain                                                          (5,352)
  Net Unrealized Loss                                                      (247)
                                                                       --------
    Balance, end of year                                                 $8,901
                                                                       ========

TOTAL STOCKHOLDERS' EQUITY                                             $462,186
                                                                       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       JOHNSON & HIGGINS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

(In thousands)                                                            1996
                                                                         ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $74,195
  Adjustments to reconcile net income to net cash
    provided from operating activities -
  Depreciation and amortization                                          40,697
  Minority interest in income of subsidiaries                             5,811
  Equity in income of affiliates                                         (3,190)
  Deferred income taxes                                                  (4,579)
  Gain on sales of fixed assets                                            (135)
  Gain on sale of investment in affiliates                               (7,064)
                                                                       --------
                                                                        105,735

Changes in Assets and Liabilities (see Note 14)                          47,339
                                                                       --------

   Net cash provided from operating activities                           153,074
                                                                       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investments                                      17,291
  Purchase of investments in affiliates                                 (19,900)
  Investments segregated to fund certain retirement benefits             (5,387)
  Purchases of fixed assets                                             (43,741)
  Proceeds from sales of fixed assets                                     2,212
  Purchases of marketable securities                                    (12,735)
  Sales of marketable securities                                         10,798
  Other, net                                                             (6,442)
                                                                       --------
    Net cash used in investing activities                               (57,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash dividends                                                        (16,939)
  Repayments of debt                                                     (3,587)
  Payments received on Note Receivable                                      784
  Issuance of stock, net of repurchases                                      11
                                                                       --------
    Net cash used in financing activities                               (19,731)


    Net increase in cash and cash equivalents                            75,439

OPERATING CASH, beginning of year                                       174,849
                                                                       --------

OPERATING CASH, end of year                                            $250,288
                                                                       ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       JOHNSON & HIGGINS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

 1.      NATURE OF OPERATIONS

Johnson & Higgins (the "Company") is a global leader in insurance brokerage and risk management services. The Company operates in over 70 countries, predominantly in the U.S., working with leading insurers to provide all lines of commercial property and casualty insurance coverage.

The Company derives most of its revenues from insurance brokerage but services also include reinsurance brokerage, risk and loss control, claims management, actuarial and employee benefit services, strategic risk analysis, and captive management.

 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and majority-owned subsidiaries. Investments in affiliated companies, in which the Company has significant influence or ownership of 20% to 50%, are accounted for under the equity method. Investments with ownership of less than 20% are accounted for under the cost method. Various subsidiaries and affiliates have transactions with each other in the ordinary course of business. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Commissions, together with the related insurance premiums receivable from clients and premiums payable to underwriters, are recognized on the later of the effective or billing date of the related insurance policies. Commissions billed prior to the effective date of the related insurance policies are deferred and are included in "Other current liabilities" in the accompanying consolidated balance sheet. Commissions on insurance policies billed and collected directly by insurance companies are recognized upon notification by the insurance companies. Contingent commissions are recognized when received. Premium adjustments, including policy cancellations, are recognized as they occur.

Reinsurance commissions and fees, and the related receivable and payable balances, are generally recognized when billed. Losses receivable and payable, included in the respective reinsurance balances, are recorded upon notification of loss by insureds.

Fees for employee benefit plan, actuarial and other consulting services rendered are recognized when billed, which generally coincides with the performance of such services.

Cash and Cash Equivalents

The Company considers as cash equivalents all short-term, highly liquid investments with original maturities of less than 90 days made as part of its cash management activities. Operating funds' cash equivalents consist of money market mutual funds and money market instruments, U.S. Treasury, U.S. Government Agencies and foreign government notes, variable rate demand notes, banker's acceptances and commercial paper. Premium funds' cash equivalents consist primarily of certificates of deposit, U.S. Treasury bills and notes, Securities of U.S. Government Agencies, Foreign Certificates of Deposit, Foreign Time Deposits, and repurchase agreements, which are fully collateralized by U.S. government securities held by the Company's custodian bank.

Marketable Securities

At December 31, 1996, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, marketable securities classified as held-to-maturity were carried at amortized cost with no effect on income or stockholders' equity. Available-for-sale securities were carried at fair market value with unrealized gains and losses excluded from income and recorded, net of income tax, as a separate component of stockholders' equity. The Company had no securities classified as trading.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and amortization. Major improvements are capitalized while maintenance and repairs are expensed currently. Software costs are expensed as incurred. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in income.

Depreciation expense is computed using the double declining balance method for furniture, fixtures and equipment and the straight-line method for buildings based upon the estimated useful lives of the related assets, as follows:

  Furniture, fixtures and equipment                             5 to  8 years
  Buildings                                                    25 to 50 years

Leasehold improvements are depreciated using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases.

Depreciation expense for 1996 totaled $32.9 million.

Intangible Assets, Net

Intangible assets, net includes the excess of cost over the fair value of tangible net assets of purchased businesses, less accumulated amortization provided by using the straight-line method over periods not exceeding 40 years. As of December 31, 1996, accumulated amortization was $38.6 million.

Intangible assets, net also includes a prepaid lease obligation, which is being amortized over the useful life of the related building, recorded in conjunction with the purchase of a condominium interest in 1995. See Note 8 for further discussion.

Income Taxes

Income taxes are provided in the year transactions affect financial income, regardless of when those transactions are reported for tax purposes.

The Company and its subsidiaries file separate foreign, state and local income tax returns and, accordingly, provide for such income taxes on a separate company basis. The Company does not provide income taxes on undistributed earnings of equity subsidiaries.

Translation of Foreign Currencies

Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the end of the year. Results of operations are translated using a weighted average exchange rate for the year. Translation adjustments that arise from translating the net assets of these subsidiaries from local currency to U.S. dollars are accumulated in the Cumulative Translation Adjustments account in Stockholders' Equity. Other foreign currency transaction gains and losses are included in determining net income.

For foreign subsidiaries operating in highly inflationary economies, net non-monetary assets are translated using historical rates, while net monetary assets are translated at current rates, with the U.S. dollar effects of rate changes included in net income. At December 31, 1996, none of the Company's subsidiaries were determined to be operating in highly inflationary economies.

Fair Values of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the fair values of most on and off balance sheet financial instruments for which it is practicable to estimate that value.

The estimated fair value of the Company's cash and cash equivalents, marketable securities, receivables and payables approximates their carrying value.

Refer to Notes 7 and 8 for fair  values of  other financial instruments.

Recently Issued Accounting Standards

Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This statement establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company analyzes its long-lived assets, including goodwill, for potential impairment losses. In determining the need for recognition of impairment, the Company analyzes future cash flows, on an undiscounted basis, and compares such total to the carrying value. The adoption of SFAS No. 121 had an immaterial effect on the Company's financial position or results of operations.

3.       INVESTMENTS

The following is a summary of investments included in the Consolidated Balance
Sheet:

(In thousands)
                                           Dec. 31, 1996
                                           -------------
          Available-for-sale                $97,038
          Held-to-maturity                  $58,063

Available-for-sale securities include the Company's investment in GCR (see Note
7) and Investments Segregated to Fund Certain Retirement Benefits which consist primarily of money market instruments, corporate convertible and equity securities, tax-exempt debt securities, and corporate bonds. Held-to-maturity securities are operating and premium funds' marketable securities. Operating funds marketable securities consist primarily of certificates of deposit and municipal bonds. Premium funds marketable securities consist primarily of certificates of deposit, U.S. Treasury bills and notes, variable rate notes, foreign certificates of deposit and commercial paper.

4.       LOAN RECEIVABLE

During 1995, the Company loaned $15 million to KVI, a third-party who is part owner in the J&H/KVI joint venture, in which the Company has a 51% interest. The loan bears interest at a rate of Prime + 1% and matures on March 31, 1998.

In conjunction with the foregoing note receivable, the Company entered into an agreement with KVI whereby the Company can exercise options to purchase the remaining 49% of J&H/KVI at any time up until March 31, 1999.

5.       FIXED ASSETS

The components of Fixed Assets, net are as follows:

(In thousands)
                                                           Dec. 31, 1996
                                                           -------------
          Furniture, fixtures and
                 equipment                                   $242,242
          Leasehold Improvements                               44,269
          Buildings                                            77,152
                                                             --------
                                                              363,663
          Less: accumulated depreciation
                 and amortization                            (195,233)
                                                             --------
                                                             $168,430
                                                             ========

 6.      INCOME TAXES

Consolidated income before taxes consists of the following:

(In thousands)
                                                                 1996
                                                                ------
                 U.S.                                         $ 66,829
                 Foreign                                        56,715
                                                              --------
                                                              $123,544
                                                              ========

The provision for income taxes consists of the following:

(In thousands)

                                                 1996
                                                ------
Current:
  Federal                                      $27,451
  State and Local                                9,500
  Foreign                                       14,356
                                               -------
                                                51,307
Deferred:
  Federal                                       (2,823)
  State and Local                               (2,000)
  Foreign                                          244
                                               -------
                                                (4,579)
                                               -------

Total provision for income taxes               $46,728
                                               =======

The deferred income tax benefit relates primarily to the excess of book over tax expense for pension and other postretirement benefit plans.

The components of deferred tax assets and liabilities resulting from temporary differences in the timing of deductions or income for book and tax purposes at December 31, 1996 are as follows:

(In thousands)

Deferred Tax Assets                                                       1996
-------------------                                                      ------

Pensions & Other Postretirement Benefits                               $ 74,045
Accrued Liabilities                                                       9,197
State & Local Taxes                                                       2,673
Amortization of Leasehold Improvements                                    3,391
Other Deferred Tax Assets                                                 8,351
                                                                       ---------
                                                                         97,657
                                                                       ---------
Deferred Tax Liabilities
------------------------

Unremitted Earnings of Foreign Subsidiaries                            ( 15,972)
Investment Losses                                                      (  2,553)
Depreciation  & Amortization                                           (  4,070)
Unrealized Gain on Investments                                         (  4,793)
Other Deferred Tax Liabilities                                         (  6,812)
                                                                       ---------
                                                                       ( 34,200)
                                                                       ---------

Deferred Tax Assets, net                                               $ 63,457
                                                                       ========

Through 1990, the Company provided income taxes on the unremitted earnings of certain foreign subsidiaries. However, since that period, the Company has not provided for federal income taxes on the unremitted earnings of its international operations that have been, or are intended to be, reinvested indefinitely. At December 31, 1996, the unrecognized deferred tax liability on unremitted foreign earnings is $26.0 million.

Net long-term deferred tax assets at December 31, 1996 totaled $54.9 million. The current portion of net deferred tax assets is included in "Other current assets" in the accompanying consolidated balance sheet.

The Company's effective income tax rate was 37.8% in 1996. A reconciliation of this rate to the U.S. Federal statutory income tax rate is as follows:

                                                                           1996
                                                                          ------

         U.S. Federal statutory rate                                       35.0%
         U.S. state and local income taxes, net
             of U.S. Federal income tax benefit                             3.0
         Amortization of goodwill                                           1.4
         Non-deductible portion of
             meals and entertainment                                        2.1
         Tax-exempt interest income                                        (0.8)
         Losses on non-U.S. operations with
             no related tax benefit                                         0.2
         Non-U.S. operations taxed at rates lower
             than U.S. Federal statutory rate                              (3.6)
         Other, net                                                         0.5
                                                                           ----
         Effective tax rate                                                37.8%
                                                                           ====

The Company's consolidated Federal income tax returns for the years ended December 31, 1992 through 1994 are presently under examination by the Internal Revenue Service. Based on the results of the examinations completed for prior years, it is the opinion of management that any assessment which may result will not have a material effect on the financial position of the Company.

7.       ACQUISITIONS AND DIVESTITURES

During 1996, the Company acquired several brokers located in the U.K., the Netherlands, and the U.S. for a total cost of $27 million. The cost of these acquisitions exceeded the fair value of net assets acquired by $25 million. The effect of these acquisitions was not material to the Company's results of operations.

During 1993, the Company and Goldman, Sachs & Co. promoted and co-sponsored the offering of equity interests in Global Capital Reinsurance, Ltd. ("GCR"). GCR was capitalized through a private placement in October 1993, and specializes in worldwide property catastrophe reinsurance written on an excess of loss basis. The Company purchased 4.4% of the shares offered.

During 1995, the Company exercised its option to buy additional shares which brought its ownership up to 7.5%. Subsequently, GCR completed an initial public offering (IPO) whereby it sold 26% of its shares to the public. As part of the IPO, the Company sold some of its shares, reducing its ownership to 6.4%. During 1996, GCR completed a secondary public offering whereby the Company sold more of its shares, reducing its ownership to 3.7%. Gains related to the partial disposition of GCR shares of $7.1 million in 1996 are included in Revenues (primarily "Commissions and fees") in the accompanying consolidated income statement.

The Company's investment in GCR is carried at fair value based on a quoted market price of $20 million at December 31, 1996, and is included in "Investments in affiliates" in the accompanying consolidated balance sheet.

8.       LONG-TERM DEBT

Long-term debt consists of:

(In thousands)                      Dec. 31, 1996
                                    -------------

Notes Payable                          $134,739
Less: Current Portion                     3,926
                                       --------
                                       $130,813
                                       ========

In 1995, the Company entered into two long-term debt transactions.

The Company borrowed $21.3 million and issued a mortgage obligation, with an expiration date of January 5, 2012, to purchase a condominium interest in its headquarters located at 125 Broad Street, New York, New York. The rate on this debt is determined periodically at a margin of 1/2 of 1% above the LIBOR rate (5.99% at December 31, 1996).

The Company issued a note for $120 million to enter into an arrangement whereby a third party will pay the rent under a noncancellable long-term lease obligation. This note has an original term of 17 years (the remaining term of the lease). Interest on $95 million of this debt is fixed at 8.62%. The rate on the remaining portion is determined periodically at a margin of 1/2 of 1% above the LIBOR rate (5.99% at December 31, 1996).

In 1996, the Company entered into an amortizing interest swap with an initial notional amount of $44 million to effectively fix the floating rate on these obligations at a rate of 6.30%. At December 31, 1996, the interest rate swap had a fair value of $1.7 million.

The cost of the condominium interest is reflected in buildings with the cost of the lease arrangement included in Intangible assets, net.

The Company's debt of $135 million at December 31, 1996 has a fair value of approximately $142 million, based on discounted future cash flows using interest rates available for debt with similar terms and remaining maturities.

Scheduled maturities of long-term debt are as follows:
1997 - $3.9 million; 1998 - $4.2 million; 1999 - $4.6 million; 2000 - $4.9 million, 2001 - $5.3 million.

In 1995, the Company entered into a $60 million Revolving Credit Agreement with several banks. The facility, which expires in 1998, provides that the Company may borrow up to $60 million at a variable interest rate per annum equal to the greater of the (a) Prime Rate or (b) Federal Funds Effective Rate plus 1/2 of 1%. The Company pays a facility fee of 1/8 of 1% per annum on the total (used or unused) commitment. The Company has not utilized the facility in 1996.

In conjunction with the debt and credit agreements, the Company is required to maintain certain ratios and to comply with other financial covenants. As of December 31, 1996, the Company is in compliance with all such ratios and covenants.

9.       BENEFIT PLANS

Pension Plans

Domestic

The Company has a qualified defined benefit retirement income plan covering substantially all domestic employees. The plan provides pension benefits that are based on the employee's years of service and compensation prior to retirement. Pension costs are calculated using an accepted actuarial cost method. The Company presently plans to make the maximum contribution allowed under income tax regulations.

The Company also has non-qualified retirement plans covering certain key executives. The Company has segregated funds to cover these benefits which are included in "Investments segregated to fund non-qualified retirement plans" in the accompanying consolidated balance sheet.

Foreign

The Company also has various defined benefit plans in foreign subsidiaries, largely in the United Kingdom, Canada and Netherlands.

Pension expense for 1996 included the following components:

(In thousands)

                                                        1996
                                 ----------------------------------------------
                                            Domestic                   Foreign
                                 ----------------------------------    -------
                                 Qualified   Non-qualified    Total
                                 ---------   -------------    -----

Service cost                     $ 12,974      $ 6,134      $ 19,108    $ 7,485
Interest cost                      20,890        9,158        30,048      8,282
Actual return on plan assets      (57,752)        --         (57,752)    (8,926)
Net amortization and deferral      25,648        2,363        28,011        324
                                 --------      -------      --------    -------
                                 $  1,760      $17,655      $ 19,415    $ 7,165
                                 ========      =======      ========    =======

The following table presents a reconciliation of the status of the plans at December 31, 1996:

(In thousands)
                                                 December 31, 1996
                                 ----------------------------------------------
                                            Domestic                   Foreign
                                 ----------------------------------    -------
                                 Qualified   Non-qualified    Total
                                 ---------   -------------    -----
Actuarial present value
of benefit obligations:
  Vested                         $ 243,022     $ 115,394    $ 358,416   $ 106,913
  Nonvested                          8,174           444        8,618       7,029
                                 ---------     ---------    ---------   ---------

Accumulated benefit obligation     251,196       115,838      367,034     113,942
Effects of salary progression       48,983        16,515       65,498      27,275
                                 ---------     ---------    ---------   ---------

Projected benefit obligation       300,179       132,353      432,532     141,217
Plan assets at fair value          396,347          --        396,347     125,056
                                 ---------     ---------    ---------   ---------
Plan assets over (under)
  projected benefit obligation      96,168      (132,353)     (36,185)    (16,161)
Unrecognized net (gain) loss      (129,990)       (2,416)    (132,406)      4,829
Unrecognized net (asset) liability  (6,115)       13,543        7,428       1,576
Unrecognized prior service cost     11,756        15,368       27,124       2,321
                                 ---------     ---------    ---------   ---------

Accrued pension cost             $ (28,181)    $(105,858)   $(134,039)  $  (7,435)
                                 =========     =========    =========   =========

The assumptions used in determining the funded status at December 31, 1996 and the following year's pension expense were as follows:


                                                          1996
                                           ------------------------------------
                                                   Domestic            Foreign
                                           -------------------------   -------
                                           Qualified   Non-qualified
                                           ---------   -------------
Weighted average discount rate               7.75%         7.75%        5-12%
Rate of salary progression                   5.0%          5.0%         2-10%
Expected long-term rate of                   9.0%            -          5-13%
return on assets

At December 31, 1996, approximately 60% of domestic qualified plan assets were invested in equity securities and 40% in cash equivalents, debt securities and annuity contracts.

Cash Accumulation Plan

The Company's qualified defined contribution plan covers substantially all of its domestic employees. Company contributions to the plan are made at the discretion of the Company's Board of Directors. In addition, employees may contribute to the plan with such contributions matched by the Company up to a maximum of 6% of the employee's salary. Company contributions, including the matching amount, for 1996 were $16.9 million.

Other Postretirement Benefits

Substantially all of the Company's U.S. employees may become eligible for certain postretirement health care and life insurance benefits if they reach normal retirement age while working for the Company.

The cost of postretirement benefits are accrued during the service lives of employees. The Company funds medical and life insurance benefit costs principally on a pay-as-you-go basis.

Net periodic postretirement benefit cost included the following components:


(In thousands)
                                                       1996
                                                      ------
Service cost-benefits attributed to
  service during the period                           $1,180
Interest cost on accumulated
  postretirement benefit obligation                    2,501

Amortization of unrecognized gain on
  accumulated postretirement obligation               (  367)
                                                      ------

Net periodic postretirement benefit cost              $3,314
                                                      ======

The amounts recognized in the accompanying consolidated balance sheet at December 31, 1996 were as follows:

(In thousands)

Accumulated postretirement benefit obligation:
                                                      1996
                                                      ----
Retirees                                             $20,287
Fully eligible active plan participants                2,510
Other active plan participants                        12,171
                                                     -------
                                                      34,968
Unrecognized net gain                                  7,008
Prior unrecognized  service cost                       2,407
                                                     -------
Accrued postretirement benefit cost                  $44,383
                                                     =======

For measurement purposes, a 12.00% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996; the rate was assumed to decrease gradually to 5.5% for 2007 and remain at that level thereafter. The Company has limited its commitment to absorbing future medical cost increases by announcing its intentions to continue providing retiree medical coverage under the current cost-sharing arrangement through 1997. After 1997, medical cost increases will be the retirees' responsibility, unless the Company elects at that time to change its commitment. A change in the health care cost trend rate assumption ordinarily would have a significant effect on the amounts reported if it were not for the Company's announced limitation in absorbing future medical cost increases beyond 1997. Because of this limitation, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $0.8 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $0.1 million.

At December 31, 1996, the weighted-average discount rate and rate of increase in future compensation levels used in determining the accumulated postretirement benefit obligation were 7.75% and 5.0%, respectively.

As part of its long-range financing plans, the Company, in 1992, implemented a corporate-owned life insurance program covering most of its domestic employees. After paying employee death benefits, proceeds from this program are available for general corporate purposes and also could be used to offset future employee benefit costs, including retiree medical benefits. The Company's investment in a corporate-owned life insurance policy is recorded net of policy loans and the amount at December 31, 1996 of $1.6 million is included in "Other current assets" in the accompanying consolidated balance sheet.

 10.     LEASE OBLIGATIONS

The Company and certain of its subsidiaries lease office facilities and equipment under noncancelable operating leases, expiring through 2008.

Certain of the office space leases include subleases and renewal options and are subject to increases for cost of living, additional assessment of tax and other adjustments. At December 31, 1996, the future minimum rental commitments under all noncancellable operating lease agreements were as follows:


(In thousands)
                     1997                               $   47,394
                     1998                                   42,765
                     1999                                   36,341
                     2000                                   32,866
                     2001                                   27,958
                     Thereafter                            104,429
                                                         ---------
                       Total                             $ 291,753
                                                         =========

Consolidated rent expense for 1996 was $67.6 million.

In addition, a domestic subsidiary has lease agreements for office space and computer equipment which are classified as capital leases. Future minimum lease payment obligations at December 31, 1996 were as follows:

                                                       1996
                                                       ----
(In thousands)
                     1997                             $1,191
                     1998                              1,209
                     1999                              1,453
                     2000                                551
                     2001                                  -
                                                      ------
         Total minimum lease payments                  4,404
         Less: Amount representing interest            ( 854)
                                                      ------
         Present value of net minimum
           lease payments                             $3,550
                                                      ======

The above liability is included in the balance sheet captions "Other current liabilities" and "Other Long-term liabilities".

11.      COMMITMENTS AND CONTINGENCIES

Payments to Former Stockholders

If dividends are paid to current stockholders, the Company is obligated to make equivalent payments to certain retired former stockholders each year for up to ten years after retirement. Such payments to former stockholders are based on the number of shares held at the date of retirement which were exchanged for ten year certificates, as provided by the Shareholders Purchase Agreement and By-Laws. For financial statement purposes, such amounts are reflected as distributions and the related tax effects of these distributions increase Additional Paid-in Capital.

Claims and Lawsuits

The Company and certain of its subsidiaries are subject to claims and lawsuits which arise in the ordinary course of business consisting principally of alleged errors and omissions in the placement of insurance or reinsurance. In connection with any potential litigation costs, including costs of defense and settlement, the Company has various levels of self and third party insurance coverage. Such coverage includes premium payments for indemnification and restricted amounts on deposit with carriers. On the basis of information presently available, insurance policies in place, and advice received from counsel representing the Company and its subsidiaries, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits against the Company will not have a material adverse effect on the Company's financial position or results of operations.

Although a minor part of its business, the Company also derives revenues from reinsurance activities. The Company reinsures its risk with a non-related insurance entity. Reinsurance does not relieve the Company of its liabilities under the original policies; however, in the opinion of management, the Company's reinsurer is sound and any potential exposure from non-payment is minimal.

12.      FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

The Company invests its operating and fiduciary premium cash and marketable securities, with a large number of banks and other institutions, in certificates of deposit, time deposits, U.S. Treasury, U.S. Government Agencies and foreign government notes, variable rate demand notes, banker's acceptances, commercial paper, money market funds and repurchase agreements, which are fully collateralized by U.S. Treasury bills, notes or bonds.

Similarly, in the ordinary course of business, credit is extended to clients in the form of accounts receivable for commissions and fees for brokerage and consulting services. The Company believes that due to the diversification of its portfolio and its large number of clients, there is no unusual concentration of credit risk in either case.

The Company operates in a global marketplace and generally receives U.S. dollar revenues. To serve this global market, the Company has established a number of subsidiaries in foreign countries which incur local currency denominated costs, the largest of which is in the United Kingdom. To minimize the impact of foreign exchange movements between the U.S. dollar and the U.K. Sterling, the Company may enter into forward exchange contracts periodically during each year to hedge anticipated U.K. Sterling denominated costs. From time to time, the Company may also enter into forward exchange contracts to hedge anticipated dividend flows from foreign subsidiaries and equity affiliates. During 1995, the Company entered into a forward exchange contract to hedge an intercompany loan denominated in Dutch Guilders.

At December 31, 1996, there were forward exchange contracts outstanding of $24.3 million, expiring through December 1997, to hedge the U.K. Sterling, and $17.4 million, expiring through November 2000, to hedge the Dutch Guilder loan.

At December 31, 1996, the U.K. Sterling and Dutch Guilder contracts had fair values of $1.4 million and $(1.6) million, respectively.

13.   SEGMENTATION BY GEOGRAPHIC AREA

The following table presents information about the Company's operations by geographic area:

For the year ended December 31, 1996:

(In thousands)
                                 Income
                  Revenue     Before Taxes  Total Assets
                  -------     ------------  ------------
1996
-----
North America    $  906,385    $   78,135    $1,538,476
Europe              190,406        29,239       712,273
All Other            65,986        16,170       158,927
                 ----------    ----------    ----------
                 $1,162,777    $  123,544    $2,409,676
                 ==========    ==========    ==========

14.  SUPPLEMENTAL CASH FLOW INFORMATION

Changes in Assets and Liabilities in the Consolidated Statement of Cash Flows, excluding the impact of acquisitions, is comprised of:

(In thousands)

                                                              1996
                                                            ---------
Premium related balances:
  Cash - premium funds                                      $(126,787)
  Marketable securities - premium funds                       (11,192)
  Insurance premiums and reinsurance balances receivable       99,874
  Insurance premiums and reinsurance balances payable          38,105
                                                            ---------
                                                                --
                                                            ---------
Commissions and consulting fees receivable                     (6,638)
Other current assets                                            1,034
Accrued expenses and other current liabilities                 17,570
Income and other taxes payable                                 19,452
Accrued retirement benefits                                    13,736
Other long-term liabilities                                     2,185
                                                            ---------
                                                            $  47,339
                                                            ---------

The impact of exchange rate changes on cash was not material at December 31, 1996.

Supplemental disclosures of cash flow information:

Cash paid during the year for:              1996
                                           ------
  Income taxes                            $28,484
  Interest                                 12,364
Non-cash activity:
  Assets acquired through assumed debt    $ 7,400

15.   SUBSEQUENT EVENTS

In 1997, the Company continued to explore various ways to enhance shareholder value. The Company has or may give consideration to a partial or outright sale of the business, joint ventures with others, or investing in majority or minority positions of direct and indirect competitors. On March 11, 1997, the Company's shareholders approved the sale of all of the stock of the Company for cash and securities. In anticipation of the closing of this transaction, the Company intends to remit approximately $75 million from its Bermuda operations. U.S. Federal taxes associated with remitting such funds approximate $26 million, of which $16 million have previously been provided.

The accompanying financial statements do not reflect any adjustments or reclassifications which may arise as a result of the above-mentioned transaction.